1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714.667.8252 main

714.667.6860 fax

www.gbe-reits.com/healthcare2

Contact: Damon Elder
Phone: 714.975.2659
Email: damon.elder@grubb-ellis.com

Grubb & Ellis Healthcare REIT II Secures
$25 Million Credit Facility with Bank of America

SANTA ANA, Calif. (July 26, 2010) – Grubb & Ellis Healthcare REIT II, Inc. today announced that it has entered into a $25 million secured revolving credit facility with Bank of America, National Association. The credit facility may be utilized to fund property acquisitions and for other general corporate purposes.

“This credit facility further strengthens our ability to execute our business plan and more rapidly expand the portfolio of Grubb & Ellis Healthcare REIT II,” said Jeff Hanson, chairman and chief executive officer. “Particularly for a new REIT like ours, now is an exceptional time in the market cycle to acquire assets and Bank of America is supporting this effort.”

The Bank of America credit facility matures on July 19, 2012 but may be extended at the option of Grubb & Ellis Healthcare REIT II for an additional year upon meeting certain conditions. The facility bears interest at a rate equal to LIBOR plus 3.75 percent or five percent, whichever is greater.

About Grubb & Ellis Healthcare REIT II
Grubb & Ellis Healthcare REIT II, Inc. intends to qualify as a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities.

Grubb & Ellis Healthcare REIT II is sponsored by Grubb & Ellis Company (NYSE: GBE). Grubb & Ellis is one of the largest and most respected commercial real estate services and investment companies in the world. Grubb & Ellis Company’s 6,000 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including publicly registered non-traded real estate investment trusts (REITs), mutual funds, separate accounts and other real estate investment funds. For more information, visit www.grubb-ellis.com.

This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to property acquisitions and management’s ability to execute its business plan and expand our portfolio using the credit facility or otherwise and whether this is an exceptional time in the market cycle to acquire assets and if so, our management’s ability to take advantage of such a market cycle. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS OR OFFERING MEMORANDUM.

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